EXHIBIT 10.2

AGRICULTURAL BANK OF CHINA

ABC[2012]1003-1

AGRICULTURAL BANK OF CHINA
Loan Contract
No. 53010120120001121

Loan Contract

Dear Client:

For your best interest, please read all provisions under this Contract carefully before executing it, especially those provisions in black, paying attention to your rights and obligations. Please feel free to contact the administering branch for any questions.

Table Contents

1.	Definitions
2.	Commitment by the Borrower
3.	Basic Provisions
	3.1.	Type of Loan
	3.2.	Purpose of Loan
	3.3.	Interest Rate, Penalty Interest and Compound Interest
	3.4.	Loan Withdrawal and Payment
	3.5.	Financial Index Monitoring
	3.6.	Account Supervision
	3.7.	Loan Repayment
	3.8.	Loan Note
	3.9.	Guaranty
	3.10.	Rights and Obligations
4.	Supplementary Provisions
5.	Legal Liability
6.	Other Matters

Borrower (Full Name): Kunming Sheng Huo Pharmaceutics (Group) Co., Ltd.
Place of Residence: No.2 Jing You Road, Kunming National Economy &Technology Developing District
Legal Representative: Guihua Lan

Lender (Full Name): Agricultural Bank of China Kunming Shuanglong Branch
Place of Residence: No. 51 Tangshuang Road, Kunming
Tel/Fax: +86-871-3113732
Legal Representative: Qian He

Pursuant to the relevant PRC laws and regulations, the two parties, following consultations, mutually agree to enter into this Contract (“Contract”) as follows.

1. Definitions

Unless otherwise provisioned, the terms included in this Contract will be defined as below:

1.1 Loan Term: includes the total term for all loans and single term for each loan. The total term indicates the period dated from the release of first loan to the pay off of all principals and interests as prescribed in the Contract; single term indicates the period from date of releasing of single loan out of separate withdrawals to paying off of such single loan.

1.2 Line of Credit: indicates the limited amount of principal provided by the Lender to the Borrower within the valid period of line of credit as prescribed in the Contract. The Borrower is permitted for the recycle use of loan within the valid period of line of credit and the permitted amount of loan. However, the total amount of applied loan and unpaid loan under this Contract should not exceed the line of credit. The unused line of credit will become invalid automatically upon the expiration of line of credit.

1.3 Electronic Self-service Channels: indicate the electronic channels of E-banking, Telephone banking or cash management channel be available for withdrawal provided by the Lender under the loan form of recycled self-service current capital.

1.4 Period: period is counted by date, month or year; where the last day of the period upon expiration falls on the public holiday or weekend, the date of period expiration will be extended to the first business day upon the end of public holiday or weekend.

1.5 LIBOR/HIBOR: indicates the interbank offered rate of London/Hong Kong announced by Reuters for the corresponding term two working days prior to the interest bearing date.

1.6 Laws and Regulations: including laws, administrative regulations, local code and regulation, judicial interpretation and rules with legal effect.

2. Commitments by the Borrower

2.1 Submit loan application by law: The Borrower represents an enterprise legal person which has been incorporated by law and registered upon the approval of authorities concerned, or other organization meets the state requirements of being a Borrower; it possesses good credit, no material rotten record; it clearly states the legal purpose of loan and resource of repayment; it conducts no activity violated laws and regulations.

2.2 Conduct no defect in the course of contract execution: The Borrower has performed all necessary procedures according to law or articles of incorporation, in order to execute this Contract or fulfill its obligations under this Contract; it is the Borrower’s legal representative or authorized agent who signs this Contract; the Borrower will actively handle produces of obtaining contract approval, contract registration or filing, or assist the Lender for this purpose; there is no other conditions making the Loan Contract defect in effective due to the Borrower.

2.3 To provide legal and effective guarantee: The Borrower assures that the Guarantor has performed all necessary procedures according to law or articles of incorporation in order to sign the Guaranty Contract or fulfill its obligations under the Guaranty Contract; The Guarantor has the right to set up guaranty by secured property; it is the authorized person who will sign the Guaranty Contract; The Borrower will urge the Guarantor to actively handle all procedures relating to Guaranty Contract approval, registration and filing, or assist the Lender for this purpose; it assures of no other conditions making the contract defect in effectiveness or causing material adverse changes.

2.4 To perform rights and obligations under the Contract with good faith: The Borrower will use the loan as per prescribed term, purpose and method, conducting no activity violated laws or regulations; it will actively assist concerned state authorities and the Lender in management of loan payment, management after loan releasing and related examinations; it will repay the loan at full amount and in a timely manner as required by the Contract, no escaping of debts by any method; it will obtain the Lender’s consent on significant events of outbound investment, substantial increase of debt financing and conducts of merger, dismantlement and share transfer; the Lender may choose to withdraw the loan ahead of schedule according to the Borrower’s condition of capital collection; the Borrower shall inform the Lender timely for material adverse event which could affect its ability of debt repayment; there is no other conditions of violating the obligations under this Contract.

2.5 The Borrower shall not conceal any happened or happening issues could affect its financial situation or ability of debt repayment from the Lender, which includes but limited to litigation, arbitration, other administrative proceeding or claim.

2.6 The information relates to the Borrower, Guarantor and Shareholder provided by the Borrower are authentic, full, precise, legal and effective.

3.  Basic Provisions

3.1.  Type of Loan: Ordinary Loan toward current capital
3.1.1   Currency and amount of loan (in Capital): RMB FOURTY MILLION YUAN
3.1.2  Term of loan: One year; Date of loan release: April 20, 2012
3.1.3  Amount and term for single loan: RMB40,000,000

3.2  Purpose of Loan: Purchase of raw materials

3.3 Interest Rate, Penalty Interest and Compound Interest
3.3.1 Loan Interest Rate
3.3.1.1 The interest rate of loans in RMB is determined as per Method 1 below:
(1) Fixed Interest Rate: the interest will float by 5% based on the benchmark RMB interest rate for the same term announced by the People’s Bank of China in accordance with the date of each withdrawal and the term for entire loan.
3.3.2   Method of Interest Calculation, Interest Settlement
3.3.2.1 The interest on the loan hereunder shall be settled on a monthly basis, with the date of settlement falling on the 20th day of each month. The Borrower shall pay up the interest on every interest settlement day. If the last repayment day of the loan principal is not an interest settlement day, the outstanding interest shall be paid up immediately together with the principal.
3.3.2.2 For the loan being subject to fixed interest rate, the interest will be calculated as per agreed interest rate. For the loan being subject to floating interest rate, the interest will be calculated as per the interest rate determined on each floating period; if the interest rate floats frequently within a single period of interest settlement, it may calculate the interest for each floating period at first, and then calculate them in total. If the loan is subject to other interest rate, the interest shall be calculated as agreed method.
3.3.2.3 Where the date of loan maturity comes to the public holiday or weekend, the normal date of repayment shall be extended to the first business day after the public holiday or weekend, and the interest will be collected as per agreed method of interest calculation during the extension period.

3.3.3 Penalty Interest
3.3.3.1 Where the Borrower fails to return the principal on specified period as prescribed in this Contract, the Lender will collect a penalty interest at the rate of floating by 30% based on the specified loan interest rate dated from the over due period against the matured loan, until the principal and interest been paid off.
3.3.3.2 Where the Borrower fails to use the loan as per the prescribed purpose, the Lender will collect a penalty interest at a rate of floating by 50% based on the specified loan interest rate dated from the default period against the wrong used loan, until the principal and interest been paid off.
3.3.3.3 For the loan both overdue and fails to be used according to the proposed purpose as agreed in the Contract, the calculation of penalty interest rate will be subject to the highest rate.
3.3.4 Compound Interest
Where the Borrower fails to pay interest on due, the Lender will collect monthly compound interest for this purpose dated from the failure of paying interest matured. For those interests unpaid prior to the maturity of loan, a compound interest will be collected according to the loan interest rate as agreed in the Contract; for those interests afterwards, a compound interest will be collected according to the penalty interest rate as agreed in the Contract; Where the loan usage constitutes a breach of contract or the interests were not paid during the over due period, a compound interest will be collected according to correspondent penalty interest rate as agreed in the Contract.

3.4 Loan Withdrawal and Payment
3.4.1 Conditions on Loan Withdrawal
3.4.1.1 The Borrower shall meet all the requirements as below for application of withdrawal:
    1) The Borrower possesses the subject qualification for loan application；the correspondent decision making or authorization institutions have approved the resolution on loan application according to law and concerned authorities have issued the necessary approval;
2) Related procedures for guarantee have been done as per the requirement of the Lender, and the guarantee becomes legal and effective;
3) The loan usage meets the requirements of laws and regulations, and the provisions of the loan contract and business contract corresponding to the loan use.
4) The commitments made by the Borrower at the time of contract execution shall remain true and effective, no existing of significant or material adverse changes, no happening of other material adverse events which could affect the performance of this Contract;
5) Other agreement: The loan usage shall be in consistence with the proposed usage for applied loan.

  3.4.1.2 Shall the Borrower fail to practice the above provision within 6 months after signing this Contract, the Lender shall have the right to terminate this Contract. If the Contract is terminated by the Lender, the Borrower may raise a dispute within 7 days which is dated from the Lender informing the Borrower by written, oral or other methods.

3.4.2 Method of Withdrawal
3.4.2.1 Ordinary Loan for Current Capital
    3.4.2.1.1 The Borrower shall withdraw the loan according to its actual demand of loan using and the plan of withdrawal will be determined by the Borrower's actual loan requirement and the Lender's credit scale. Where the Borrower fails to go through the withdrawal procedures as prescribed by the plan of withdrawal, the Lender may cancel part of or the entire loan which has not been withdrawn, and the Lender could further re-determine whether to release the loan or not, as well as the conditions for loan withdrawal.
   3.4.2.1.2 The Borrower shall withdraw the loan on agreed amount and at specified date. It is required to submit application to the Lender three days earlier for intention of adjusting the withdrawal plan and shall obtain the Lender’s consent.

3.4.3 Loan Payment
3.4.3.1 Entrusted Payment
3.4.3.1.1 Have explicit object of payment and the amount of single withdrawal exceeds RMB 5 million (including the foreign currencies at equivalent value).
3.4.3.1.2 If adopting the entrusted payment, the Borrower shall submit an application for withdrawal and the notice on entrusted payment to the Lender two days earlier, who is also required to provide related materials, such as business contract corresponding to the withdrawal, invoices and other certificates. Upon confirmation, the Lender will pay the loan directly to the Borrower’s trading partner through the Borrower’s account. Where the application for withdrawal is inconsistent with the provisions for withdrawal as prescribed in the Contract, or the application for entrusted payment is inconsistent with the Contract, existing incomplete or false trading information, the Lender may choose not to release or pay the loan; and the Lender shall not be liable for breaching of contract by the Borrower to its trading partners or other damages hereunder. The Lender shall not bear responsibility for the delay of or failure in loan release due to incorrect and incomplete payment information provided by the Borrower.
3.4.3.1.3 If the Borrower applies for payment suspension or abandon the payment entrustment, it shall submit the application in written prior to the payment by the Lender. Upon the Lender’s confirmation, the entrusted payment will be suspended and the correspondent loan could be collected back; however, the interest for correspondent loan shall be collected pursuant to the Contract during this period. Where the Borrower applies to resume the entrusted payment afterward, it shall handle the procedures according to provision 3.4.3.1.2.

3.4.3.1.4 No condition shall be attached to the entrusted payment。If there is condition attached to the Notice of Entrusted Payment, no obligation shall be created to the Lender hereof. Unless otherwise specified in written, the Borrower is not obligated to inform the Lender for issues of payment entrustment, suspension, abandonment and resuming.

3.4.3.1.5 If adopting the entrusted payment, the Lender will be entitled to restrict the Borrower’s relevant account in functions of payments and automatic withdrawals through off-counter channels such as internet banking, telephone banking, cash management channel and etc.

3.4.3.2  Independent Payment
Excluding conditions as agreed in provisions 3.4.3.1.1, the Borrower may choose independent payment according to the Contract when the loan has been issued to its account. The Borrower shall inform the Lender of the loan using progress, and further provide business contracts, invoices and other notes corresponding to the record of loan using in a timely manner as per its requirement. The Lender may confirm whether the loan has been used for specified purpose through account analysis, notes examination and field investigation.
3.4.3.3 Should the conditions of 1) degrading of credit status, 2) poor performance in main business， 3）abnormality in loan usage and 4) failing to use the loan on specified purpose happen to the Borrower, the Lender may choose to stop loan releasing and payment.

3.4.4 Return of Withdrawal
3.4.4.1 Where the loan been withdrawn exceeds the amount been actually paid for related transactions or the traded amount has been returned due to the failure in performing the entire business contract in correspondent to the loan under this Contract, or the business contract is terminated or becomes ineffective, though not contributed to the fault of Borrower, it shall return correspondent withdrawn loan back to the Lender.
3.4.4.2 Where the Borrower fails to spend the loan on specified purpose, the Lender is entitled to collect the loan back.
3.4.4.3 Before the loan was returned to the Lender as required by provisions 3.4.4.1 and 3.4.4.2, the interest shall be calculated and collected pursuant to provisions 3.3.1 and 3.3.2.

3.5 Financial Index Monitoring
N/A

3.6 Account Supervision
3.6.1 The Borrower’s account for capital collection is as below:
Account name: Kunming Sheng Huo Pharmaceutical (Group) Co., Ltd.
Account number: 219201040002355
3.6.2 The Lender is entitled to supervise the capital collection account by taking actions as below:
1)  Request the Borrower providing the flow in and out conditions of the capital collection account from time to time.

3.7 Loan Repayment
3.7.1 Method of Loan Repayment
3.7.1.1 The Borrower shall deposit the matured principal and interest into the account for repayment designated by the Lender prior to the date of repayment one day prior to the date of repayment, and it shall irrevocably authorize the Lender to collect money from this account.
3.7.1.2  Shall the Borrower fail to pay the debt on due (including those debt been declared mature ahead of schedule) as prescribed by this Contract, the Lender shall have the right to collect money from other accounts which are opened by the Borrower in each institutions affiliated to the Agricultural Bank of China, until the debt been paid off.
3.7.1.3 If the Lender exercises its right of offset according to law or contract, the Borrower may raise a dispute within 7 days which is dated from the Lender informing the Borrower by written, oral or other methods.

3.7.2 Order of Repayment
3.7.2.1 Unless otherwise specified, the loan shall be repaid according to the order as below:
1) If there are several debts matured between the Lender and Borrower, and the amount of repayment is not sufficient to pay off the entire debts on due, it will be the Lender to decide the order of loan repayment and offset;
2) Where the Lender exercises its right of offsetting according to law or contract, it will be the Lender to decide the order of offsetting; When the Lender exercises its right of subrogation, it will be the Lender to decide the order of secondary debtor paying off the debts.
3.7.2.2 Where the Borrower’s balance is not sufficient to pay off the loan on due, the Lender can choose to treat the repayment as principal, interest, penalty interest, compound interest or expenditure on the realization of creditor’s right.

3.7.3 Repayment ahead of Schedule
3.7.3.1 The Borrower shall inform the Lender in written three days in advance for intention of repayment ahead of schedule and shall obtain its approval. The order of repayment please refer to the provision 3.7.2.
3.7.3.2 For loan repayment ahead of schedule, the interest will be collected by the method as below and the interest will end with the last payment of principal:
1)The interest will be collected according to the loan term and interest rate as agreed.
3.7.3.3 For the repayment ahead of schedule, the amount of principal being paid back shall be no less than RMB 10,000 or be integral multiples of RMB 10,000.
3.7.3.4 Where the Borrower only repays part of the loan in advance, it shall pay interest for remaining part of the loan.

3.7.4 Term Extension
Where the Borrower of ordinary current capital fails to repay the loan in specified date, it may apply for extension to the Lender. The application shall be submitted 15 days prior to the maturity date and an agreement on term extension will be executed upon the Lender’s consent.

3.8 Loan Note
 3.8.1 The loan note constitutes a part of this Contract. All those information, including amount of loan, amount of loan withdrawal, amount of repayment, date of loan release and loan maturity, loan term, loan interest, loan usage shall be subject to the record of loan note when they are inconsistence with those information recorded or not yet recorded information.
 3.8.2 Under the loan form of recycled self-service current capital, if the Borrower withdraws the loan through electronic self-service channel, all those information, including amount of loan, amount of loan withdrawal, amount of repayment, date of loan release and loan maturity, loan term, loan interest, loan usage shall be subject to the electric record.

3.9 Guaranty
3.9.1 The method of guaranty for the loan under this Contract is mortgage.
3.9.2 The guaranty contract will be executed among the Lender, Borrower and Guarantor separately.

3.10 Rights and Obligations
3.10.1  Lender’s Rights and Obligations
1) Withdraw the loan as agreed in this Contract;
2) Repay the principal and interest at full amount and in a timely manner;
3) Shall use the loan by law or by the purpose and method as prescribed in the contract, and may neither use the loan for fixed assets or equity investment nor manufacturing or business operation prohibited by the state;
4) Accept the supervision and examination by the Lender or its trustee over the Borrower’s financial activities and loan usage; Submit materials related to the loan usage, financial information or other information as required by the Lender;

5) The Borrower shall inform the Lender in written and obtain its consent to put following activities into practice; the Lender may also participate in activities as below:
i. Activities about contracting, leasing, shareholding reform, jointing operation, merging, separating, registered capital reducing, jointing venture, assert transferring, major outbound investment, bond issuing, large amount of financing, material associated transaction, applying for stopping operation for correction, applying for dissolving, applying for bankrupting, etc.
ii. Provide large amount of guarantee or mortgage, pledge with its major asset to third party, which may affect the Borrower’s ability of loan repaying;
iii. Other adverse conditions may cause significant change to the debt relationship under this Contract or affect the realization of creditor’s right;

6) The Borrower shall inform the Lender in written within 5 days upon the happening of following events:
i. The Borrower and its legal representative, person in charge or actual controller are involved in illegal activities;
ii. Stop production or operation, cancellation or forced cancellation of business license;
iii. Deterioration of financial status, material difficulty in production and operation or significant adverse dispute;
iv. Other issues may affect adversely the realization of creditor’s right.

7) The Borrower shall inform the Lender in written within 7 days upon the happening of following events:
i. Changes in affiliated relationships, major changes in management, major adjustments in organizational structure;
ii. Major changes in registered names, place of residence and scope of business or in franchised issues;
iii. Increase in registered capital, material amendment to the articles of incorporation;
iv. Changes in other issues which may affect the Borrower’s performance of debt;

8) The Borrower may not escape from debt by means of withdrawing funds, transferring assets or , may not participate in other activities that could damage the Lender’s benefit;

9) The Borrower shall be liable for expenditures on legal service, insurance, transportation, evaluation, registration, custody, identification or notarization related to this Contract or guarantee under this Contract;

10) Other rights and obligations as regulated by law or as agreed by both parties.

3.10.2  The Lender’s Rights and Obligations
1) Shall release the loan at full amount and in timely manner, provided that the delay of loan release is caused by the Borrower itself or other causes beyond the Borrower’s fault;
2) Be entitled to supervise or examine over the Borrower’s conditions on production and operation, financial status, supplies storage and loan usage, also to request providing with relevant documents and information;
3) If the following events happen: i) the loan security or debt performance may be affected, or ii) the Guarantor encounters production or operation halts, cancellation of business license, bankruptcy, revocation or major loss in operation which could cause losing part of or entire ability of guaranty; or iii) the value reduce, accidental damage or loss of collateral which could jeopardizes the realization of guaranty. The Lender may request the Borrower to improve its protection on creditor’s right and provide other effective guaranty; the Lender may also reduce or cancel the line of credit, stop releasing the loan, announcing that the loan under this Contract and other contracts matures ahead of schedule, therefore needs to be collected in advance.
4) Other rights and obligations as regulated by law or as agreed by both parties.

3.10.3 Other Obligations
3.10.3.1 Each party shall bear its confidential obligation for another party for trade secrets and other interest-related information during the course of contract execution and performance; Neither party shall disclose the above mentioned information to third party without obtaining consent from another party, unless otherwise specified by laws and regulations.
3.10.3.2 Upon the termination of rights and obligation under this Contract, each party is required to perform its duty of noticing and assisting as necessary as per the principle of good faith.

4. Supplementary Provisions
None.

5. Legal Liability
5.1 The following actions conducted by the Borrower shall constitute breach of contract:
1) Violate the obligations as prescribed in this Contract;
2) Fails in performing the promise as made in Provision 2 under this Contract;
3) Clearly express its willing by words or actions of neither paying off the debts on due nor debts unexpired;
4) The Lender announces that the Borrower’s act has constituted breach of Contract due to failure in performing or fulfilling the obligations as agreed in other contracts between the two parties;
5) Other conditions that the Borrower fails in performing or fulfilling the Contract.

5.2 The Lender may terminate this Contract or other contracts between the two parties if the following conditions happen:
1) The actions of the Borrower or its Guarantor have constituted breach of contract;
2) Significant adverse changes may happen to the Borrower’s or its Guarantor’s ability of repaying the loan；
3) The mortgage or pledge may have suffered from significant damage or value impairment;
4) Adjustment to state policies may have significant adverse effect to security of loan;
5) The Borrower conducts act of material breach of contract to other creditors.
6)  Other conditions that could terminate the Contract by law or as per the agreement between the two parties.

If the Contract is terminated by the Lender, the Borrower may raise a dispute within 7 days which is dated from the Lender informing the Borrower by written, oral or other methods.

5.3 Should conditions mention in the Provisions 5.1 and 5.2 really happen, the Lender may take following remedy measures:
1) Request the Borrower or Guarantor to correct its act of breach or other acts of undermining the security of loan, putting other measures of debt guarantee into practice or proving other effective guarantee.
2) Should the Borrower fail in using, repaying the loan or paying interest as agreed in this Contract, the Lender may levy penalty interest and compound interest for this purpose, until the Borrower pays off the principal and interest;
3) Reduce or cancel the Borrower’s line of credit in loan borrowing, stop releasing the loan, collect the already released loan ahead of schedule, announcing that the loan under other loan contracts between the two parties has expired.
4) Exercise legal or prescribed right of offset to the Borrower;
5) Request the Borrower to bear liability of damage or other legal liabilities;
6) Take measure of asset protection or other legal measures accordingly;
7) May disclose the Borrower’s act of breach of contract;
8) Other remedies: none.

5.4 Where the Lender is forced to realize its creditor’s right through litigation or arbitration due to the Borrower’s breach of contract, it shall be liable for expenses on lawyer, business travel, enforcement, evaluation and other expenditures necessary to realize the creditor’s right.

5.5 On condition that the Borrower has performed its obligations under this Contract, if the Lender fails in releasing the loan in full amount at specified period, it shall be liable for all actual damages suffered by the Borrower.

6.  Other Matters
6.1 Notice
All notices and communication under this Contract shall be delivered to the other party as per the mailing address, telex No. or other ways of contact recorded in this Contract, and one party shall inform the other party timely for changes in method of contact.

6.2 The Lender may charge from the Borrower according to the items and standards defined by laws and regulations, unless otherwise agreed by both parties. The Lender may not further notice the Borrower for taking adjustment in expense items and standards by laws and regulations, unless otherwise regulated by law or agreed by both parties.
The expense need to be paid to the third party for the performance of this Contract shall be born by both parties through negotiation. If fails, the expense shall be born by both parties according to laws and regulations or principle of justice.

6.3 The Lender or the Agricultural Bank of China may authorize or entrust other branches affiliated to it to perform the rights and obligations under this Contract or transfer the loan under this Contract to other branches for management, which is recognized by the Borrower. Therefore, the Lender will not take further consent from the Borrower for the practice of activities as above.

6.4 The Lender shall, at the request of relative laws or financial regulators, have the right to provide the information related to this Contract (including but not limited to the classification of loan, information on loan overdue, etc)or other information related to the Borrower to the credit reporting system of People's Bank of China or other legally established credit information database for searching or using by qualified institutions or individuals. The lender shall not bear any form of responsibility for any adverse infect or lost caused to the Borrower due to the third party's rely on or use of information as above mentioned.

6.5 During the valid period of this Contract, shall any issue of or change in any laws and regulations, state policies or regulatory rules cause the Lender failing in continuing to perform this Contract or part of provisions under this Contract, the Lender shall have the right to cancel the rest of loan remaining to be released to the Borrower and take other necessary measures according to relative regulations as above mentioned.

6.6 The failure of exercising any rights or part rights or the delay of exercising any rights by the Lender under this Contract shall not constitute waiving or changing of these or those rights, nor affecting his further exercising of these or those rights.

6.7 Settlement of Dispute
6.7.1 If there is any dispute in the process of implementing this contract, the two parties can negotiate to settle it, and also can settle it as per the method  1  below:
1. Lawsuit. The People’s Court in the Lender’s residence has the jurisdiction.
2. Arbitration. Submit the dispute to      /      （the name of the arbitration organization）and arbitrate it according to its arbitration rules.
6.7.2 During the lawsuit or the arbitration, the terms under this contract which have not been involved in the dispute still need to be executed.

6.8 Contract Effectiveness
6.8.1 This Contract shall come into force as of the date of execution and sealing by both parties.
6.8.2 Place of execution:Agricultural Bank of China Kunming Shuanglong Branch
6.8.3 Anything not covered in this Contract will be discussed separately by both parties.
6.8.4 This Contract shall be executed in four original copies, each for both parties, each for Guarantor, and each for Notary office, which shall have equal force and effect.

Declaration by the Borrower: The Lender has reminded us paying attention to relevant provisions (especially those provisions in black) hereof by law and, at our request, explained the provisions as necessary. We have read and understood the provisions here above.

Borrower (Seal & Signature):
“KUNMING SHENG HUO PHARMACEUTICS (GROUP) CO., LTD.” (Seal)
Legal Representative or Authorized Agent: Gui Hua Lan (Signature)

Lender (Seal & Signature):
“AGRICULTURAL BANK OF CHINA KUNMING SHUANGLONG BRANCH” (Seal)
Principal or Authorized Agent: Qian He (Signature)

Date of Execution: April 19, 2012